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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  June 2, 1998

                                SUMMA FOUR, INC.
               (Exact Name of Registrant as Specified in Charter)

Delaware                        0-22210                 02-0329497
(State or Other          (Commission File Number)      (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)


25 Sundial Avenue, Manchester, NH 03103
(Address of Principal Executive Offices)

Registrant's telephone number, including area code  (603) 625-4050

Item 5. Other Events

Claircom Communications Group, Inc. and Summa Four, Inc. have entered into a definitive agreement settling all litigation between them. Pursuant to that agreement, Claircom received a fully paid-up unlimited, perpetual, irrevocable, and exclusive worldwide license to use the disputed technology in all avionics applications, and Summa Four received a fully paid-up, unlimited, perpetual irrevocable, and exclusive worldwide license to use that technology in all non-avionics applications. Summa Four also received a lump sum cash payment of $7 million.
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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Summa Four, Inc.

          June 2, 1998                  /s/ Jeffrey A. Weber
                                            Jeffrey A. Weber
                                            Vice President
                                            and Chief Financial Officer